SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

X    Preliminary Information Statement

     Definitive Information Statement

                  Confidential, for Use of the Commission Only
                       (as permitted by Rule 14c-5(d)(2))

                         DME INTERACTIVE HOLDINGS, INC.
                (Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

X   No fee required

     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     Fee paid previously with preliminary materials check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         DME INTERACTIVE HOLDINGS, INC.
                              519 Palisades Avenue
                           Englewood, New Jersey 07632

                        PRELIMINARY INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

     This information statement has been mailed on or about September ___, 2001 to the stockholders of record on September ___, 2001 of DME Interactive Holdings, Inc., a Delaware corporation ("DME Interactive") in connection with certain actions to be taken by DME Interactive pursuant to the written consent by a majority of the stockholders of DME Interactive, dated September ___,2001. The action to be taken pursuant to the written consent will be taken twenty days after the mailing of this Information Statement. The principal executive offices of DME Interactive are located at 519 Palisades Avenue, Englewood, New Jersey 07632. DME Interactive's telephone number is (201) 569-1813.

        THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
             STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER
                         WHICH WILL BE DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS
Darien Dash
Chief Executive Officer and Chairman

          NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF
        A MAJORITY OF THE STOCKHOLDER IN LIEU OF A SPECIAL MEETING OF THE
                        STOCKHOLDERS ON SEPTEMBER 5, 2001

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders in lieu of a special Meeting of the stock of DME Interactive Holdings, Inc. ("DME Interactive") on or about twenty days after the mailing of this Notice:

     The adoption of an amendment to the amended and restated Certificate of Incorporation of DME Interactive to effect a one for twenty reverse split of DME Interactive's outstanding shares of common stock while maintaining the number of authorized shares of common stock at 60,000,000 shares and Preferred Stock at 2,000,000.

     The Board of Directors has fixed the close of business on September ___, 2001 as the record date for determining the shareholders entitled to notice of the foregoing.

By order of the Board of Directors,
Darien Dash
Chief Executive Officer and Chairman
September 5, 2001

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of September 4, 2001, the DME Interactive's authorized capitalization consists of 60,000,000 shares of Common Stock, par value $.001 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued in one or more series at the discretion of the board of directors. As of September 4, 2001, there were 35,964,666 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote and no shares of Preferred Stock outstanding. Holders of Common Stock of DME Interactive have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because shareholders holding at least a majority of the Common Stock issued and outstanding as of September 4, 2001, namely Darien Dash (including shares for which he holds an irrevocable proxy), DME Interactive's Chairman and Chief Executive Officer has voted in favor of the following proposals by written consent dated September 4, 2001, and having sufficient voting power to approve the adoption of the amended and restated certificate of incorporation through their ownership of DME Interactive's Common Stock, no other shareholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14C-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to DME Interactive's shareholders. As this Information Statement is being sent to the beneficial owners of the Common Stock on September , 2001, which is more than twenty (20) days before the effective date of the adoption of the proposal, we anticipate that the actions contemplated herein will be effected on or about the close of business on September , 2001.

     DME Interactive has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware Business Corporation Law.

                             OWNERSHIP OF SECURITIES

     The following table sets forth, as of September 4, 2001, the number of shares of Common Stock of DME Interactive owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of DME Interactive's outstanding shares, (ii) each director of DME Interactive, (iii) each of the executive officers, and (iv) all directors and executive officers of DME Interactive as a group. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                    Percentage of Share
Name (1)          Number of Shares                   Ownership (2) (3)
---------         ----------------                   -----------------


Darien Dash (4)          20,970,000                              58.3%


Sandi Thomas                      0                               0.0%

Andre McKoy                 100,000 (5)                           0.0%

     (1) Unless otherwise noted, the address of such persons is care of DME Interactive, 519 Palisades Avenue, Englewood, New Jersey 07632.

     (2) Excludes the effects on total outstanding shares which would result from exercise of stock purchase options or Warrants.

     (3) In connection with a $500,000 loan made by an affiliate of a NASD licensed broker-dealer and a proposed private placement by such broker-dealer (the "Proposed Private Placement"), the Company was to issue 6,000,000 shares of the Company Common Stock to the affiliate. Disagreements arose between the affiliate, the broker-dealer and the Company regarding the compensation for services in connection with the Proposed Private Placement, including whether the affiliate was entitled to the shares. As a result, the Company has not issued the shares and the affiliate has asserted a claim therefore. The Company is currently negotiating with the broker-dealer to resolve the compensation disagreement for the Proposed Private Placement. Even if all 6,000,000 shares as are claimed by the affiliate were issued, the shares which have been voted in favor of this proposal exceed 50% of the issued and outstanding shares.

     (4) Includes the following shares for which Mr. Dash holds an irrevocable voting proxy (i) 300,000 shares owned by the Tortoise Group, LLC, (ii) 238,000 shares owned by Mr. Dash's mother, Linda Holmes, (iii) 296,000 owned by Mr. Dash's wife and (iv) a total of 296,000 shares owned by Mr. Dash's minor children.

     (5)  Does  not  include  750,000  shares  to be  issued  upon  exercise  of
          outstanding   options,   of  which   500,000   shares  are   currently
          exercisable. Ownership of 100,000 shares.

                                APPROVAL REQUIRED

     The approval of a majority of the outstanding stock entitled to vote is necessary to approve the following proposals. However, as discussed above, DME Interactive's Board of Directors has obtained the necessary approval for these proposals from stockholders with voting authority or stock constituting in excess of 50% of the total outstanding shares of DME Interactive's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

                         AMENDMENT OF THE CERTIFICATE OF
                        INCORPORATION OF DME INTERACTIVE

Background

     The Company's presently authorized capital consists of 60,000,000 shares of Common Stock, par value $.001 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share. The Board of Directors has authorized, and the holders of a majority of the issued and outstanding shares of Common Stock have approved, an amendment to Articles FOURTH of the Company's Certificate of Incorporation to effect a one for twenty reverse split of the Company's Common Stock. Under the proposal the number of shares of common stock issued and outstanding and the number of shares of common stock reserved for issuance on the exercise of options or warrants would each be reduced to one twentieth of their present number while the number of shares of Common Stock which the Company is authorized to issue, would remain unchanged at 60,000,000. This amendment will not effect any changes in the presently authorized shares of Preferred Stock.

     On August 25, 2001, the DME Interactive's Board of Directors unanimously authorized an Amendment to the Restated Certificate of Incorporation that effects a one for twenty reverse split of the Common Stock. The amendment was approved by a majority of DME Interactive's shareholders on September ____, 2001.

     A proposed form of the Amended and Restated Certificate of Amendment of the Certificate of Incorporation is included as Exhibit A to this Information Statement. A Certificate in substantially the form of Exhibit A will be filed with the Delaware Secretary of State on or about twenty days after this information statement is mailed to DME Interactive's shareholders.

     The Board of Directors has determined that the adoption of the proposed amendments will be in the best interests of DME Interactive.

Reasons for the Proposed Amendment

     As of September 4, 2001, the Company had 35,964,666 shares of Common Stock issued and outstanding. In addition, approximately 23,275,000 shares of common stock are reserved for issuance upon exercise of options and warrants (most of which are not currently exercisable or are exercisable at prices substantially in excess of the current market prices for the Company's Common Stock) and approximately 500,000 shares issuable upon conversion of issued and outstanding notes and other obligations (before giving effect to any anti-dilution provisions of such options, warrants and notes). While only a portion of the options and warrants are currently exercisable, the Company requires additional authorized shares of Common Stock to meet its current and reasonably anticipated commitments.

     The additional Common Stock authorized by the amendment could also be issued publicly or privately in connection with future financings or acquisitions. At this time, the Company is not seeking an underwriter and has no plans to underwrite a public offering of Common Stock. The Company is not currently actively engaged in any merger or acquisition negotiations. The Company is currently engaged in a private placement of Preferred Stock which will mandatorily convert into Common Stock upon the effectiveness of the proposed amendment to the Certificate of Incorporation, but the financing is not contingent upon and the Company is not required to effect the proposed amendment to receive financing proceeds.

     Because of the number of issued and outstanding shares of Common Stock and present reservations, the Company currently has an insufficient number of authorized shares of Common Stock available for issuance to raise funds through the sale of Common Stock or to attract qualified employees through the issuance of Common Stock. Furthermore is limited in its ability to initiate or consummate any transaction involving the issuance of Common Stock (or securities exercisable for or convertible into Common Stock), public or private by the limited number of shares of Common Stock remaining available for any such transaction, and its future ability to do so is conditioned, among other things, upon filing of the proposed amendment to the Company's Certificate of Incorporation to effect a twenty for one reverse stock split.

     The Board of Directors further believes that the relatively low per-share market price of the Common Stock may impair the acceptability of the common Stock to certain institutional investors and other members of the investing public. Certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded form purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. For this reason the Board of Directors has chosen to effect a reverse stock split rather than seeking to increase the number of shares which the Company is authorized to issue. However, the Board of Directors can not assure the shareholders that the reverse stock split will result in an increase in the market price for the Common Stock.

     There can be no assurance that the reverse stock split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the reverse stock split or that the approval of the reverse stock split will otherwise have any of the effects described herein.

     Whether or not shareholders approve the proposed amendment to the Company's Certificate of Incorporation, there can be no assurance that any future transactions or offerings of the Company's securities, public or private, will be consummated. If the proposed amendment is approved, the Company does not intend to solicit further authorization from stockholders for the issuance of its Common Stock prior to such issuance, subject to the provisions of the Delaware General Corporation Law.

     Although the Board of Directors has no present intention of doing so, the additional shares of Common Stock will be made available by the reverse stock split, such shares could also be used by the directors to defeat or delay a hostile takeover. Faced with an actual or proposed hostile takeover, the directors could issue a significant number of shares of Common Stock to a friendly party in a private transaction such that the Company may become a less attractive acquisition for a hostile party. The directors are not aware of any current proposals by any party to acquire control of the Company and does not presently contemplate recommending the adoption of further amendments to the Company's Certificate of Incorporation which would affect the ability of third parties to take over or change control of the Company.

     The foregoing summary description of the proposed amendment to the Company's Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the complete text of the proposed amendment attached to this Consent Statement as Exhibit "A."

Vote Required for Approval

     The adoption of the above described Amended and Restated Certificate of Incorporation requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on September __, 2001. As discussed above, of majority shareholders have approved the foregoing amendment.

No Right of Appraisal

     Under Delaware Business Corporation Law, the state in which DME Interactive is incorporated, the increase in the number of authorized shares does not require DME Interactive to provide dissenting shareholders with a right of appraisal and DME Interactive will not provide shareholders with such right.

DME INTERACTIVE HOLDINGS, INC.

By:   /s/ Darien Dash
      ----------------------------------------
         Darien Dash
         President and Chief Executive Officer

                                    EXHIBIT A
                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         DME INTERACTIVE HOLDINGS, INC.


     DME Interactive Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is DME Interactive Holdings, Inc.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 62,000,000, of which 2,000,000 shall be Preferred Stock, par value $.01 per share and 60,000,000 shall be Common Stock, par value $.001 per share ("Common Stock"), the voting power, designations, preferences and relative participating option or other special qualifications, limitations or restrictions thereof are set forth hereinafter. Each one (1) share of Common Stock authorized, whether or not issued and outstanding, at 5:00 PM Eastern Daylight Time on the date that this Certificate of Amendment shall be filed by the Secretary of State of Delaware is automatically changed, without further action, into one twentieth (1/20) of a fully paid and non-assessable share of the Common Stock, provided that no fractional shares shall be issued pursuant to such change, and the total number of shares issued and outstanding is changed from 35,964,666 to 1,798,233 by reason of such change. All fractional shares below fifty hundredths (.50) shall be disregarded and all fractional shares of fifty hundredths (.50) or greater shall be rounded up to the next highest whole number.

     (B) Preferred Stock.

          (i) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. The relative rights, preferences and limitations of shares of undesignated Preferred Stock are as provided for in this Article FOURTH.



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

          (ii) Undesignated Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of this Article THIRD, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

          (1) the distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences of relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

          (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock of this corporation, and the terms and conditions of such conversion or exchange;

          (4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

          (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this corporation;

          (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation, or to elect one or more directors of this corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

     (C) Common Stock.

          (i) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of this Article fourth), if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (C) of this Article FOURTH) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (C) of this Article FOURTH, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

          (ii) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (C) of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

          (iii) Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.



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

     (D) Other Provisions.

          (i) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

          (ii) Subject to the provisions of subparagraph (i) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (iii) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (iv) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series.

     3. OTHER PROVISIONS RELATED TO SHARES OF STOCK:

               (a) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any


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

          class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

               (b) The powers and rights of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph 1 of this 4 and the consent, by Class or series, vote or otherwise, of the holders of such of the series of are from time to time outstanding Preferred Stock as for the issuance by the Board of shall not be required Directors of any other series of rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph 1 of this 4 that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

               (c) subject to the provisions of subparagraph (b) of this Paragraph 3 of this 4, shares of any series of Preferred Stock may be authorized or issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors in its sole discretion.

               (d) Shares of Common stock may be issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the board of Directors in its sole discretion.

               (e) The authorized number of shares of Common Stock and of Preferred Stock Preferred Stock may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the corporation entitled to vote thereon.

     3. The amendments of the certificate of incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on October ___, 2001


     -------------------------------------
     Darien Dash, President and Chief Executive Officer


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